EXHIBIT 23(ii)

KPMG Peat Marwick LLP
1600 Market Street
Philadelphia, PA  19103-7212


The Board of Directors
Premier Bancorp, Inc.:


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP
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KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
November 30, 1998